UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): January 2, 2015

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NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-11038	41-0857886
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4201 Woodland Road P.O. Box 69 Circle Pines, Minnesota	55014
(Address of principal executive offices)	(Zip Code)

(763) 225-6600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On January 2, 2015, Northern Technologies International Corporation (“NTIC”) announced that, effective as of December 31, 2014, its ZERUST® products and services will be sold in China through a newly formed wholly-owned subsidiary, NTIC Shanghai Co., Ltd. (“NTIC China”), and has terminated its previous joint venture relationship with in China with Tianjin-Zerust Anticorrosion Co., Ltd.

NTIC indirectly had a 30% ownership interest in its former Chinese joint venture through its 60% owned holding company subsidiary, NTI Asean LLC. Commencing during the second quarter of fiscal 2015, NTIC’s consolidated financial statements will include the financial results of NTIC China. NTIC anticipates that due to the consolidation of NTIC China, NTIC’s net sales, costs of goods sold and operating expenses will increase and its equity in income from joint ventures and fee income for services provided to its joint ventures will decrease in future periods compared to the prior fiscal year periods, since NTIC accounted for its investment in the former Chinese joint venture in NTIC’s consolidated financial statements utilizing the equity method of accounting. NTIC anticipates that it may take some time to transition the previous customers of NTIC’s former Chinese joint venture to NTIC China and no assurance can be provided that NTIC China will be able to achieve the net sales and income levels previously achieved by NTIC’s former Chinese joint venture. For the fiscal year ended August 31, 2014, NTIC’s former Chinese joint venture had net sales of $15.9 million and net income of $1.3 million. The operating income of the joint venture before paying royalties in an aggregate amount of $4.2 million to all shareholders was over $5.5 million; NTIC’s 30% portion of that operating income was $1.6 million. Beginning during its first quarter of fiscal 2015, NTIC has incurred start-up expenses and expects to incur losses at NTIC China as it initiates operations prior to recognizing any revenue. As a result, NTIC expects that its operating results may be volatile over the next few quarters, including in particular its second quarter of fiscal 2015. NTIC does not anticipate at this time that it will have any loss on the liquidation of its ownership interest in its previous joint venture in China.

Forward-Looking Statements

Statements contained in this current report on Form 8-K that are not historical information are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. Such statements include NTIC’s expectations regarding its net sales, costs of goods sold, operating expenses, equity in income from joint ventures and fee income for services provided to its joint ventures in future periods compared to the prior fiscal year periods as a result of its decision to terminate its joint venture in China and sell directly through NTIC China; NTIC’s expectations regarding the volatility of its future operating results; NTIC’s expectations regarding whether it will incur a loss on the disposal of its ownership interest in its former joint venture and other statements that can be identified by words such as “anticipates,” “expects,” “will,” “continues,” “potential,” “could,” “would,” “should,” or words of similar meaning, the use of future dates and any other statements that are not historical facts. Such forward-looking statements are based upon the current beliefs and expectations of NTIC’s management and are inherently subject to risks and uncertainties that could cause actual results to differ materially from those projected or implied. Such potential risks and uncertainties include, but are not limited to, in no particular order: the actual market size and opportunity for NTIC’s products in China; the ability of NTIC China to capitalize upon such opportunities and achieve significant sales; the effect on NTIC’s business and operating results of its decision to terminate its joint venture in China and sell its products and services directly in China; NTIC’s dependence on the success of its joint ventures and fees and dividend distributions that NTIC receives from them; NTIC’s relationships with its joint ventures and its ability to maintain those relationships; NTIC’s dependence on its joint venture in Germany in particular due to its significance and the effect of a termination of this joint venture or NTIC’s other joint ventures on NTIC’s business and operating results; risks related to the European sovereign debt crisis, economic slowdown and political unrest; risks associated with NTIC’s international operations; exposure to fluctuations in foreign currency exchange rates; the health of the U.S. and worldwide economies, including in particular the U.S. automotive industry; the level of growth in NTIC’s markets; NTIC’s investments in research and development efforts; acceptance of existing and new products; timing of NTIC’s receipt of purchase orders under supply contracts; variability in sales to certain customers and the effect on NTIC’s quarterly financial results; increased competition; the costs and effects of complying with changes in tax, fiscal, government and other regulatory policies, including rules relating to environmental, health and safety matters; potential litigation and NTIC’s reliance on its intellectual property rights and the absence of infringement of the intellectual property rights of others. More detailed information on these and additional factors which could affect NTIC’s operating and financial results is described in NTIC’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K. NTIC urges all interested parties to read these reports to gain a better understanding of the many business and other risks that the company faces. Additionally, NTIC undertakes no obligation to publicly release the results of any revisions to these forward-looking statements, which may be made to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHERN TECHNOLOGIES

INTERNATIONAL CORPORATION

By:

Matthew C. Wolsfeld

Chief Financial Officer and Corporate Secretary

Dated: January 2, 2015